Exhibit 99.1

Virtusa Announces First Quarter Fiscal 2016 Consolidated Financial Results

•                  First quarter fiscal 2016 revenue of $134.8 million increased 7% sequentially and 20% year-over-year.

•                  First quarter fiscal 2016 diluted EPS on a GAAP basis was $0.34, compared to diluted EPS of $0.31 in the year ago period.

•                  Commenced work with seven new clients in the first quarter of fiscal 2016

•                  Virtusa expands its market leadership in Business Process Management (BPM) with the acquisition of Agora Group, Inc.

Westborough, MA — (July 28, 2015) Virtusa Corporation (NASDAQ GS: VRTU), a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience, today reported consolidated financial results for the first quarter fiscal year 2016, ended June 30, 2015.

First Quarter Fiscal 2016 Consolidated Financial Results

Revenue for the first quarter of fiscal 2016 was $134.8 million, an increase of 7% sequentially and 20% year-over-year, including contribution from the acquisition of Apparatus, Inc. which closed on April 1, 2015.  On a constant currency basis,(1) first quarter revenue increased 7% sequentially and 22% year-over-year.

Virtusa reported GAAP income from operations of $12.4 million for the first quarter of fiscal 2016, compared to $14.5 million for the fourth quarter of fiscal 2015, and an increase compared to $11.2 million for the first quarter of fiscal 2015.

On a GAAP basis, net income for the first quarter of fiscal 2016 was $10.1 million, or $0.34 per diluted share, compared to $11.6 million, or $0.39 per diluted share, for the fourth quarter of fiscal 2015, and an increase from $9.0 million, or $0.31 per diluted share, for the first quarter of fiscal 2015.

Non GAAP Results:

Non-GAAP income from operations, which excludes stock-based compensation expense and acquisition related expenses, was $18.2 million for the first quarter of fiscal 2016, compared to $19.2 million for the fourth quarter of fiscal 2015, and an increase compared to $14.0 million for the first quarter of fiscal 2015.

Non-GAAP net income, which excludes stock-based compensation expense, acquisition related expenses, and foreign currency transaction gains and losses, each net of tax, for the first quarter of fiscal 2016 was $14.4 million, or $0.48 per diluted share, compared to $ 15.1 million, or $0.51 per diluted share, for the fourth quarter of fiscal 2015, and compared to $11.1 million, or $0.38 per diluted share, for the first quarter of fiscal 2015.

Balance Sheet and Cash Flow

The Company ended the first quarter of fiscal 2016 with $200.7 million of cash, cash equivalents, and short-term and long-term investments.(2)  During the June quarter Virtusa invested $33.4 million of cash to complete the acquisition of Apparatus, Inc.

Acquisition of Agora Group

On July 28, 2015, Virtusa acquired the business of Agora Group, Inc., an IT consulting organization headquartered in Atlanta, Georgia, USA, focused on implementing and integrating business process management (BPM) solutions on leading BPM suites. Agora Group employs approximately 60 experienced practitioners with deep knowledge in BPM-related solutions.

Under the terms of the asset purchase agreement, Virtusa acquired Agora Group, Inc.’s business for approximately $7.5 million in cash (net of working capital adjustments). Virtusa has also agreed to issue an aggregate of up to $2.89 million in restricted stock awards from Virtusa’s stock option and incentive plan, not to exceed 77,067 shares, to certain Agora employees.  The restricted stock awards will vest annually over a four year period.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “The first quarter was a strong start to fiscal year 2016. Our growth continues to be driven by our differentiated value proposition, which enables our clients to improve operating efficiencies and reduce costs through our industry-leading solutions.  Simultaneously, we help clients reimagine their business and expand their addressable market through our transformational digital solutions.”

Ranjan Kalia, Chief Financial Officer, said, “We are pleased with our first quarter results, and believe we are well positioned to achieve our fiscal year 2016 outlook. Mr. Kalia added, “The Apparatus integration remains on track with initial success generating synergy revenue opportunities within the Virtusa client base.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  Second quarter fiscal 2016 revenue is expected to be in the range of $140.3 to $143.3 million. GAAP diluted EPS is expected to be in the range of $0.33 to $0.35 and non-GAAP diluted EPS is expected to be in the range of $0.47 to $0.49.

•                  Fiscal year 2016 revenue is expected to be in the range of $582 to $594 million. GAAP diluted EPS is expected to be in the range of $1.53 to $1.65 and non-GAAP diluted EPS is expected to be in the range of $2.13 to $2.25.

Virtusa’s current guidance for the second fiscal quarter and the full fiscal year ending March 31, 2016 reflects the inclusion of Agora Group.  Virtusa expects Agora to contribute revenue of $1.7 million for the second quarter of fiscal 2016 and $10 million for the full year fiscal 2016.  In addition, Virtusa expects Agora to be dilutive by $0.01 per share on a GAAP basis in the second quarter of fiscal 2016, inclusive of expected transaction and integration costs, and $0.01 accretive on a non-GAAP basis.  Agora is expected to be EPS neutral to fiscal year 2016 on a GAAP basis, and $0.03 accretive to EPS on a non-GAAP basis.

The Company’s second quarter and fiscal year 2016 diluted EPS both estimate an average share count of approximately 30.0 million (assuming no further exercises of stock-based awards) and assume a stock price of $50.56, which was derived from the average closing price of the Company’s stock over the five trading days ended on July 27, 2015.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, July 28, 2015 at 5:00 pm Eastern time to discuss the Company’s first quarter fiscal 2016 financial results, current financial guidance, and other corporate developments. To access this call, please dial 800-580-5706 (domestic) or 913-312-0638 (international). The passcode is 9913951. A replay of this conference call will be available through August 4, 2015 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 9913951.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements. As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011 - 2015 Virtusa Corporation. All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation. All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial metrics as defined by Regulation G by the Securities and Exchange Commission. These non-GAAP financial metrics are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial metrics calculated in accordance with GAAP, and may be different from non-GAAP metrics used by other companies. In addition, these non-GAAP metrics should be read in conjunction with Virtusa’s financial statements prepared in accordance with GAAP.

Virtusa believes the following financial metrics will provide additional insights to measure the operational performance of the business.

•                  Virtusa presents constant currency revenue growth rates to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) below for further detail).

•                  Virtusa presents a reconciliation of its cash, cash equivalents, short term and long term investments which Virtusa believes provides insight into its cash position and overall liquidity (see footnote (2) below for further detail).

•                  Virtusa also presents the following consolidated statement of income metrics that exclude acquisition-related charges, stock-based compensation expense and foreign currency transaction gains and losses to provide further insights into the comparison of Virtusa’s operating results among the periods, as well as enhancing comparability with operating results of peer companies:

•                  Non-GAAP income from operations: income from operations, as reported on Virtusa’s consolidated statements of income, excluding stock-based compensation expense and acquisition-related charges.

•                  Non-GAAP operating margin: non-GAAP income from operations as a percentage of reported revenues.

•                  Non-GAAP net income: net income, as reported on Virtusa’s consolidated statements of income, excluding the tax adjusted impact of the following, stock-based compensation, acquisition-related charges and foreign currency transaction gains and losses.

•                  Non-GAAP diluted earnings per share: diluted earnings per share, as reported on Virtusa’s consolidated statements of income, excluding tax adjusted per share impact of the following, stock-based compensation, acquisition-related charges and foreign currency transaction gains and losses.

The following table presents a reconciliation of each non-GAAP financial metric to the most comparable GAAP metric:

	(in thousands, except per share amounts)
	Three Months Ended June 30,
	2015	2014
GAAP income from operations	$12,410	$11,230
Add: Stock-based compensation expense	3,529	2,471
Add: Acquisition-related charges (a)	2,301	285
Non-GAAP income from operations	$18,240	$13,986

GAAP operating margin	9.2%	10.0%
Effect of above adjustments to income from operations	4.3%	2.5%
Non-GAAP operating margin	13.5%	12.5%

GAAP net income	$10,113	$9,003
Add: Stock-based compensation expense	3,529	2,471
Add: Acquisition-related charges(a)	2,301	285
Add: Foreign currency transaction (gains) losses(b)	25	155
Tax adjustments(c)	(1,563)	(767)
Non-GAAP net income	$14,405	$11,147

GAAP diluted earnings per share	$0.34	$0.31
Effect of stock-based compensation expense	0.09	0.06
Effect of acquisition-related charges (a)	0.05	0.01
Effect of foreign currency transaction (gains) losses(b)	0.00	0.00
Non-GAAP diluted earnings per share	$0.48	$0.38

(a) Acquisition-related charges include, when applicable, amortization of purchased intangibles, external deal costs, acquisition-related retention bonuses, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs.

(b) Foreign currency transaction gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.

(c) Tax adjustments reflect the tax effect of the non-GAAP adjustments using the effective tax rate for the respective periods.

Footnotes

(1) To determine year-over-year constant currency revenue for the Company’s first quarter of fiscal 2016, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended June 30, 2014 of 1.69 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended June 30, 2015 of 1.54 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s first quarter of fiscal 2016, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended March 31, 2015 of 1.51 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended June 30, 2015 of 1.54 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses, including Virtusa’s most recent acquisitions of Apparatus, Inc. and Agora Group, Inc.; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar, the U.K pound sterling, the Swedish krona, and the euro; the international nature of our business; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of

India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	June 30, 2015	March 31, 2015
Assets:
Cash and cash equivalents	$103,848	$124,802
Short-term investments	76,747	90,414
Accounts receivable, net	91,994	75,431
Unbilled accounts receivable	23,812	27,914
Prepaid expenses	9,697	7,428
Deferred income taxes	7,793	7,639
Restricted cash	2,905	45
Other current assets	15,461	13,565
Total current assets	332,257	347,238

Property and equipment, net	39,075	37,988
Long-term investments	20,100	20,732
Deferred income taxes	4,698	4,764
Goodwill	70,718	50,360
Intangible assets, net	34,445	21,909
Other long-term assets	5,747	6,746
Total assets	$507,040	$489,737

Liabilities:
Accounts payable	$10,210	$8,693
Accrued employee compensation and benefits	25,075	26,915
Accrued expenses and other current liabilities	33,206	23,762
Income taxes payable	2,289	1,834
Total current liabilities	70,780	61,204
Deferred income taxes	1,807	1,996
Long-term liabilities	3,434	2,762
Total liabilities	76,021	65,962

Stockholders’ equity	431,019	423,775
Total liabilities and stockholders’ equity	$507,040	$489,737

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended
	June 30,
	2015	2014

Revenue	$134,844	$112,274
Costs of revenue	87,362	72,588
Gross profit	47,482	39,686
Total operating expenses	35,072	28,456

Income from operations	12,410	11,230

Other income (expense):
Interest income	1,425	1,159
Foreign currency transaction losses	(25)	(155)
Other, net	(10)	(10)
Total other income	1,390	994

Income before income tax expense	13,800	12,224
Income tax expense	3,687	3,221

Net income	$10,113	$9,003

Basic earnings per share	$0.35	$0.32
Diluted earnings per share	$0.34	$0.31
Weighted average number of common shares outstanding
Basic	29,068,946	28,476,804
Diluted	29,934,628	29,361,281

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Three Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income	$10,113	$9,003
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,640	3,641
Share-based compensation expense	3,529	2,471
Reversal of contingent consideration	—	(1,833)
Provision for doubtful accounts,net	137	34
Loss on disposal of property and equipment	2	—
Deferred income taxes	—	350
Foreign currency losses, net	25	155
Amortization of discounts and premiums on investments, net	193	316
Excess tax benefits from stock option exercises	(1,673)	(1,461)
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(7,820)	(8,012)
Prepaid expenses and other current assets	(5,969)	(919)
Other long-term assets	(55)	(453)
Accounts payable	(180)	189
Accrued employee compensation and benefits	(5,382)	(10,032)
Accrued expenses and other current liabilities	2,675	2,774
Income taxes payable	2,107	874
Other long-term liabilities	103	403
Net cash provided by (used in) operating activities	1,445	(2,500)
Cash flows from investing activities:
Proceeds from sale of property and equipment	2	—
Purchase of short-term investments	(2,761)	—
Proceeds from sale or maturity of short-term investments	15,954	4,298
Purchase of long-term investments	(3,419)	(5,579)
Proceeds from sale or maturity of long-term investments	3,100	1,000
Business acquisition, net of cash acquired	(30,877)	—
Increase in restricted cash	(2,860)	(63)
Purchase of property and equipment	(2,138)	(4,448)
Net cash used for investing activities	(22,999)	(4,792)
Cash flows from financing activities:
Proceeds from exercise of common stock options	414	441
Payment of contingent consideration related to acquisition	—	(441)
Principal payments on capital lease obligation	(29)	(3)
Excess tax benefits from stock option exercises	1,673	1,461
Net cash provided by financing activities	2,058	1,458
Effect of exchange rate changes on cash and cash equivalents	(1,458)	(1)
Net decrease in cash and cash equivalents	(20,954)	(5,835)
Cash and cash equivalents, beginning of period	124,802	82,761
Cash and cash equivalents, end of period	$103,848	$76,926

Supplemental Non-GAAP Financial Information as of June 30, 2015 and 2014

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$103,848	$76,926

Short-term investments	76,747	61,910
Long-term investments	20,100	56,014
Total short-term and long-term investments, end of period	96,847	117,924

Total cash and cash equivalents, short-term investments and long-term investments	$200,695	$194,850

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Matt Weaver
Greenough
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Investor Contacts:

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ICR

646-277-1236

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